EXHIBIT 32.2

STATEMENT OF EDWARD W. WILHELM,
EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER OF BORDERS GROUP, INC.
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Edward W. Wilhelm, certify that the Form 10-Q for the quarter ended August 2, 2008, of Borders Group, Inc. fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Borders Group, Inc.

Date: _September 5, 2008__________________________________

_/s/EDWARD W. WILHELM_______________________________________
Edward W. Wilhelm
Executive Vice President and Chief Financial Officer
Borders Group, Inc.